UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 24, 2009, VeriSign, Inc. (the “Company”) and certain of its foreign subsidiaries entered into an acquisition agreement (the “Agreement”) with Syniverse Holdings, Inc., a Delaware corporation (the “Purchaser”) for the sale of the Company’s Inter-Carrier Gateway, Premium Messaging Gateway, PictureMail/Integrated Multimedia Message Service (“MMS”) and Mobile Enterprise Solutions businesses (collectively, the “MMM Business,” and referred to in previous Current Report on Form 8-K filings as the VM3 Business) for a purchase price of $175.0 million, subject to fluctuations in working capital.

On October 23, 2009 (the “Closing Date”), the Company completed the sale of the MMM Business to the Purchaser pursuant to the Agreement for cash proceeds of $174.5 million, after preliminary adjustments to reflect the parties’ current estimate of working capital associated with the MMM Business as of the Closing Date. The transaction will be subject to a final adjustment to reflect the actual working capital balance as of the Closing Date.

The MMM Business provides short message service and MMS delivery across various networks, managed infrastructure services for wireless service providers, end-to-end MMS infrastructure and applications to Tier-1 and Tier-2 mobile operators and messaging services through a standard rated messaging aggregation platform.

Pursuant to the Agreement, the Purchaser acquired (a) all of the equity interests owned by the Company in VeriSign ICX Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“ICX”), which owns a substantial portion of the MMM Business assets, and (b) certain other assets related to ICX and the MMM Business, including (i) certain contracts, (ii) certain accounts receivable and prepaid expenses, (iii) certain office furniture, computers, servers and other equipment, (iv) ownership of or the right to use certain intellectual property, (v) certain claims, causes of action and rights accruing after the closing of the sale and (vi) all of the Company’s and ICX’s goodwill in the MMM Business as a going concern. Certain employees of the MMM Business became employees of ICX upon the Closing Date.

The Purchaser has not acquired the right to use “VeriSign” or any other trademarks, trade names, logos or other service marks of VeriSign, Inc. or its retained subsidiaries, other than for temporary limited uses. In general, the Purchaser assumed only those liabilities associated with the MMM Business that may arise after the Closing Date, and the Company retained certain liabilities.

The Company has previously disclosed additional information concerning the Agreement on the Current Reports on Form 8-K, filed with the Securities and Exchange Commission on August 26, 2009 and October 26, 2009.

Item 9.01.	Financial Statements and Exhibits.

(b)(1)	Pro forma financial information

The pro forma financial information required by this item is attached as Exhibit 99.1 to this report.

(d)	Exhibits

Exhibit Number	Description

99.1	Pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: October 29, 2009	By:	/s/ RICHARD H. GOSHORN
	Name:	Richard H. Goshorn
	Title:	Senior Vice President, General Counsel and Secretary

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